Exhibit 99.1
LIBERTY MEDIA CORPORATION TO HOLD ANNUAL MEETING OF SHAREHOLDERS

Englewood, Colo, July 25th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) will be holding its Annual Meeting of Shareholders on Wednesday, August 8th, 2012 10:45 a.m. Mountain Time at 8900 Liberty Circle, Englewood, CO 80112. At the meeting, Liberty Media may make observations regarding the company's financial performance.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty Media (Nasdaq: LMCA, LMCB) owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Starz, LLC, SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:
Courtnee Ulrich
720-875-5420